Exhibit 99.1

KLOTHO NEUROSCIENCE, INC. ANNOUNCES AN APPROACH TO INCREASE LONGEVITY AND

HEALTHY LIFE SPAN - REPLACE A SILENCED GENE CALLED ALPHA-KLOTHO (“α-KLOTHO”)

Recent clinical and pre-clinical studies and analysis indicates the potential to increase lifespan and reduce age-associated degeneration in multiple organ systems has be realized with a focus on the human gene called Klotho.

NEW YORK, June 9, 2025 /PRNewswire/ -- Klotho Neurosciences, Inc. (NASDAQ: called-alpha-klotho--klotho-302476036.html - financial-modalKLTO), a U.S.-based biogenetics company announced the findings of pre-clinical studies indicating the potential of elevating Klotho gene expression to simultaneously reduce the age-associated degeneration in multiple organs, increasing both life and health span.

Pioneering discoveries by Professor Makoto Kuro-O in 1997 showed that Klotho concentrations in the blood were directly associated with lifespan of mammals – the lower the Klotho blood levels the shorter the lifespan. Kuro-O’s laboratory then published the first evidence that genetic over expression of the full-length form of Klotho in mice, increased in lifespan of mice of up to 30%-40% longer compared to the normal mouse lifespan. Since then, the Klotho protein has gained much attention because of its ability to influence key biological pathways involved in metabolism, inflammation and tissue repair, which are closely linked to the aging process.

A series of experiments led by Joan Roig-Soriano and colleagues, published in the February 2025 edition of Molecular Therapy, highlights the promising role of the naturally occurring secreted form of the Klotho protein (“s-KL”) and its effects on healthy aging mice and mice with a rapidly aging phenotype. Key observations were that, while aging is a major risk factor for many pathologies, including cognitive decline, neuroinflammation, sarcopenia, and osteoporosis, the secreted protein s-KL has emerged as a potentially promising therapeutic anti-aging molecule due to its many biological effects involving multiple pathways related to cell injury, stress, and inflammation. The s-KL was administered using an adeno-associated virus serotype 9 delivery vector (AAV9) that expressed the secreted KL protein isoform and efficiently increased the concentration of s-KL in serum, resulting in a 20% increase in lifespan.

Dr. Joseph Sinkule, the CEO of Klotho Neurosciences (KLTO) commented that “KLTO has secured an exclusive worldwide license for s-Kl from Universitat Autònoma de Barcelona (UAB) and Institució Catalana de Recerca i Estudis Avançats (ICREA) in Spain. As a result, we have the exclusive use of patents issued in the USA, Europe, and China covering a secreted splice variant of mammalian Klotho referred to as s-KL, as a treatment for neurodegenerative and age -related disorders. Professor Makoto Kuro-O is also a scientific advisor to KLTO. This recently published paper provides further credence to our development of s-KL as a treatment to reduce age-associated degeneration where, as a company, KLTO has a particular focus on neurodegenerative diseases such as ALS, Alzheimer’s and Parkinson’s disease. The results disclosed in the paper show the potential of elevating s-KL protein expression, resulting in the reduction of age-associated degeneration in multiple organs, increasing both life and health span”.

About Klotho Neurosciences, Inc. Klotho Neurosciences, Inc. (NASDAQ: KLTO), is a biogenetics company focused on the development of innovative, disease-modifying cell and gene therapies using a protein derived from a patented form of the “anti-aging” human Klotho gene (s-KL), and it’s novel delivery systems to transform and improve the treatment of neurodegenerative and age-related disorders such as ALS, Alzheimer’s, and Parkinson’s disease. The company’s current portfolio consists of its proprietary cell and gene therapy programs using DNA and RNA as therapeutics and genomics-based diagnostic assays. The company is managed by a team of individuals and advisors who are highly experienced in biopharmaceutical product development and commercialization.

For more information, contact:

Investor Contact and Corporate Communications - Jeffrey LeBlanc, CFO

jeff@klothoneuro.com

Website: www.klothoneuro.com.

Forward-Looking Statements:

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Without limiting the generality of the foregoing, the forward-looking statements in this press release include descriptions of the Company’s future commercial operations. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, such as the Company’s inability to implement its business plans, identify and realize additional opportunities, or meet or exceed its financial projections and changes in the regulatory or competitive environment in which the Company operates. You should carefully consider the foregoing factors and the other risks and uncertainties described in the documents filed or to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) from time to time, which could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies of these documents are available on the SEC’s website, www.sec.gov. All information provided herein is as of the date of this press release, and the Company undertakes no obligation to update any forward-looking statement, except as required under applicable law.